Exhibit (24)
                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony Campo and Dwight Foster, each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 6, 2000 by the following persons in the capacities indicated:

                                                     \S\ ANTHONY S. CAMPO
                                                     Anthony S. Campo,
                                                     Chairman of the Board

                                                     \S\ Dwight Foster
                                                     Dwight Foster, Director


                                                     \S\ FRANCIS PECORELLA
                                                     Francis Pecorella, Director